UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 17, 2005

ILLINOIS POWER COMPANY
(Exact Name of Registrant as Specified in its Charter)

Illinois	1-3004	37-0344645
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 S. 27th Street, Decatur, Illinois 62521-2200
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (217) 424-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01  Other Events.

    Reference is made to Note 3 - Rate and Regulatory Matters (Illinois-Gas) to financial statements under Part I, Item 1, of Illinois Power Company’s (the “Registrant”) quarterly report on Form 10-Q for the quarterly period ended March 31, 2005 for a discussion of the Registrant’s request to the Illinois Commerce Commission (ICC) for an increase in natural gas delivery rates. On May 19, 2005, Ameren Corporation, the parent company of the Registrant, issued a press release announcing that the ICC on May 17, 2005 authorized the Registrant to increase its natural gas delivery rates by approximately $11.3 million annually. A copy of the press release is included as Exhibit 99.1 and incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit Number:                                 Title:

99.1          Press release regarding ICC authorization granted to the Registrant to increase natural gas delivery rates, issued on May 19, 2005 by Ameren Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ILLINOIS POWER COMPANY (Registrant)

By:	/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller (Principal Accounting Officer)

Date: May 19, 2005

Exhibit Index

Exhibit No.                      Description

99.1	-	Press release regarding Illinois Commerce Commission authorization granted to Illinois Power Company to increase natural gas delivery rates, issued on
May 19, 2005 by Ameren Corporation.